PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 59 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                                 March 31, 2000
                                                                  Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Fixed Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Fixed Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:                       $300,000,000

Maturity Date:                          April 15, 2003

Settlement Date
  (Original Issue Date):                April 7, 2000

Interest Accrual Date:                  April 7, 2000

Issue Price:                            99.874%

Specified Currency:                     U.S. Dollars

Redemption Percentage:                  100%

Redemption Dates:                       N/A

Annual Redemption
  Percentage Reduction:                 N/A

Interest Rate:                          7.375% per year


Interest Payment
  Dates:                                Each April 15 and October 15,
                                        commencing October 15, 2000

Interest Payment
  Period:                                Semi-annually

Book Entry Note or
  Certificated Note:                    Book Entry Note

Senior Note or
  Subordinated Note:                    Senior Note

Agent:                                  Morgan Stanley & Co. Incorporated

Trustee:                                The Chase Manhattan Bank

Minimum
  Denomination:                         $1,000

CUSIP:                                  61745EPL9


     Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.



                           MORGAN STANLEY DEAN WITTER